Exhibit 10.5

TENANCY AGREEMENT (COMMERCIAL / INDUSTRIAL)

THIS AGREEMENT is made on the 26 March 2025

BETWEEN

Name : Holee Pte Ltd

UEN No : 201222904N

(hereinafter called “the Landlord” which expression shall where the context so admits include the person entitled for the time being to the reversion immediately expectant on the term hereby created) of the one part.

AND

Name : All Best App Pte Ltd

UEN No : 202338637G

(hereinafter called “the Tenant” which expression shall where the context so admits include the Tenant’s successors and assigns) of the other part.

WHEREBY IT IS AGREED as follows:

The Landlord agrees to let and the Tenant agrees to take all that property known as 62 Ubi Road 1 #06-03 Oxley BizHub 2 S(408734) Singapore 408734 (hereinafter called “the said premises”) together with the fixtures and fittings therein belonging to the Landlord as specified in the Schedule annexed hereto (hereinafter called “the furniture”) TO HOLD unto the Tenant from the Twenty Four (24) months commencing from 18th April 2025, at the rent of SINGAPORE DOLLARS THREE THOUSAND ONE HUNDRED ($3,100 ) per month subject to GST which is payable monthly in advance without deduction whatsoever on the 18th of each calendar month standing instruction into the landlord bank account:

Company Name : Holee Pte Ltd

UOB ACCOUNT : [***]

The Rent-Free Fitting out period is from 4 April 2025 to 17 April 2025.

1.	The Tenant hereby agrees with the Landlord as follows:

(a)	To pay the said rent at the times and in manner aforesaid.	RENTAL PAYMENT

(b)	To pay a deposit of SINGAPORE DOLLARS SIX THOUSAND TWO HUNDRED (S$6,200) being equivalent to 2 months rent upon the signing of this Agreement (the receipt whereof the Landlord hereby acknowledges) as security deposit against the breach of any term or condition of this Agreement, such deposit is to be refunded within Fourteen (14) days (free of interest) at any expiry or lawful termination of this tenancy provided the Tenant shall have duly performed and observed the stipulated terms and conditions therein, otherwise the same or part owing by the Tenant without prejudice to the right of the Landlord to recover all monies which may become due or payable by the Tenant under this Agreement.	SECURITY DEPOSIT

(c)	To pay all charges due in respect of any telephones or other equipment installed at the said premises, including any tax payable thereon.	PAYMENT OF OUTGOINGS

(d)	To pay all charges for the supply of water, electricity, gas and any water borne sewerage system, any such installations fitted or used at the said premises, including any tax payable thereon.

(e)	To keep the interior of the said premises including the sanitary and water apparatus, furniture, doors and windows thereof in good and tenantable repair and condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).	INTERIOR MAINTENANCE

(f)	(i)	To permit the Landlord and its agents, surveyors and workmen with all necessary appliances to enter upon the said premises at all reasonable times by prior appointment for the purpose whether of viewing the condition thereof or of doing such works and things as may be required for any repairs, alterations or improvements whether of the said premises or of any parts of any building to which the said premises may form a part of or adjoin.	ACCESS TO PREMISES FOR REPAIRS

Initials
Landlord	Tenant
Holee Pte Ltd	KK

(ii)	During the Three (3) months immediately preceding the expiration of the tenancy herein to permit the Landlord or its representatives at all reasonable times and by prior appointment to bring interested parties to view and the said premises for the purpose of letting the same.	ACCESS TO PREMISES FOR NEW TENANTS

(iii)	During the currency of this tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this tenancy.	FOR POTENTIAL SALE

(g)	To replace electric bulbs, tubes and other expendable items at own expense.	REPLACEMENT

(h)	At all times during the term hereby created to comply with all such requirements as may be imposed upon the Tenant by Management Corporation requirements and or any statute legislation now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder.	COMPLIANCE WITH RULES

(i)	To yield up the said premises at the expiration or sooner determination of this tenancy in such good and tenantable repair and condition (fair wear and tear excepted) as shall be in accordance with the conditions, covenants and stipulations herein contained and with all locks keys and the furniture.	YEILDING UP OF PREMISES

(j)	To keep the air-conditioning units installed at and for the said premises in good and tenantable repair and condition which air-conditioning units are to be serviced and maintained at least once every three (3) months at the expense of the Tenant by a reliable air-conditioning contractor.	AIRCON SERVICING & REPAIR

(k)	Not to make or permit to be made any structural alterations to the said premises.	NO UNAUTHORISED ALTERATION

(l)	The tenant shall return the said premises to the landlord in the same condition as taken over (fair wear and tear excepted). This includes covering up of drilled holes and any additions made to the original unit.	REINSTATEMENT TO ORIGINAL CONDITION

(m)	Not to use the said premises or any part thereof other than a B1 Factory in connection with and for the purpose of the Tenant’s business and to obtain licenses and permits at the Tenant’s expense from the relevant authorities where necessary	PURPOSE OF USE

(n)	Not to exceed the maximum electricity load and not to load or permit to be loaded on any part of the floors of the said premises weights exceeding those specified by the Landlord, Management Corporation or other bodies (where applicable).	ELECTRICAL LOADING UNIT

(o)	Not to assign sublet or part with the possession of the said premises or any part thereof without the written consent of the Landlord whose consent shall not be unreasonably withheld in the case of a respectable and responsible tenant. This prohibition shall not apply to the occupation of the said premises or any part thereof by any person or persons employed or engaged by the Tenant or members of the Tenant’s family where applicable.	NO ASSIGNMENT OR SUBLET

(p)	Not to keep or permit to be kept on the said premises or any part thereof any materials of a dangerous or explosive nature or the keeping of which may contravene any statute or subsidiary legislation.	NO DANGEROUS MATERIALS

(q)	Not to do or permit to be done anything whereby the policy or policies of insurance on the said premises against damage by fire may become void or voidable or whereby the premium thereon may be increased.	NOT TO VOID INSURANCE

(r)	Not to use the demised premises or any part thereof for any unlawful or immoral purposes and not to do or permit or suffer to be done upon the demised premises any act or thing which may become a nuisance to or annoyance to or give cause for reasonable complaints from the occupants of other parts of the Building or of adjoining or adjacent properties.	NO ILLEGAL / IMMORAL USE AND NOT TO CAUSE NUISANCE

(s)	To be responsible for and to indemnify the Landlord from and against all claims and demands and against damage occasioned to the demised premises or any adjacent or neighbouring premises or injury caused to any person by any act default or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant.	TO INDEMNIFY LANDLORD

(t)	Not to obstruct or cause or suffer to be obstructed the hall lobby staircases landings and passages leading to the demised premises.	NO OBSTRUCTION

(u)	To apply for and obtain all necessary permits/licence etc from the relevant authorities for the use of the said premises for their trade.	APPLICATION OF LICENSE/PERMIT

Initials
Landlord	Tenant
Holee Pte Ltd	KK

2.	The Landlord hereby agrees with the Tenant as follows:

(a)	To pay all rates, taxes, maintenance charges and any surcharges thereon, assessments and outgoing (except as otherwise provided in this Agreement) which are or may hereafter be charged or imposed on the said premises including any surcharges payable thereon.	PAYMENT OF TAXES

(b)	To insure the said premises (excluding the fixture and fittings of the tenant) and against loss or damage by fire and to pay all premium thereon. It does not include coverage on the tenant’s contents.	INSURANCE

(c)	To be responsible for the repair and replacement of parts in respect of the air-conditioning units installed at the said premises save where the same are caused by any act, default, neglect or omission on the part of the Tenant or any of its servants, agents, occupiers, contractors, guest or visitors.	REPAIR OF REPLACEMENT

(d)	To maintain the structural condition of the said premises including sanitary pipes and electrical wiring and to keep the roof of the said premises in good and tenantable repair and condition.	STRUCTURAL MAINTENANCE

(e)	That the Tenant paying the rent hereby reserved, observing and performing the several conditions, covenants and stipulations on the Tenant’s part herein contained shall peaceably hold and enjoy the said premises during this tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.	QUIET POSSESSION / ENJOYMENT

3.	Provided always and it is expressly agreed as follows:

(a)	If the rent hereby reserved shall not be paid for seven (7) days after its due or if there shall be a breach of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, the Landlord shall be entitled to re-enter upon the said premises and thereupon this tenancy shall immediately absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach.	DEFAULT OF TENANT

(b)	In the event the rent remaining unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at ten percent (10%) calculated on annual basis on the amount unpaid calculated from after the date due to the date of actual payment.	RENT IN ARREARS

(c)	The Landlord shall not be liable to the Tenant or the Tenant’s servants or agents or other persons in the said premises or persons calling upon the Tenant for any accidents happening, injury suffered, damage to or loss of any chattel property sustained on the said premises.	LIMITED LIABILITY OF LANDLORD

(d)	In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire lightning riot explosion or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of any period while the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.	UNTENANTABILITY LEADING TO SUSPENSION OF RENT

(e)	In case the said premises shall be destroyed or damaged as aforesaid, either party shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other.	UNTENANTABILITY LEADING TO TERMINATION OF LEASE

Initials
Landlord	Tenant
Holee Pte Ltd	KK

(f)	In the event of early termination by the Tenant, the Tenant must compensate to the Landlord the rental amount of balance months of lease term. Alternatively, the Tenant can find a replacement at the same or higher rent (new Tenant subject to approval by Landlord). In both cases, the security deposit will be refunded within fourteen (14) days after the Tenant duly delivered to the Landlord vacant possession of the said premises; provided the outstanding rental and/or services payments are paid.	PREMATURE TERMINATION BY TENANT

(g)	If the Tenant is in breach of any clause of this agreement, leading to an early termination of the tenancy, then the Tenant shall in any event reimburse the Landlord the commission subject to GST on a pro rata basis the commission the Landlord has paid to ERA REALTY NETWORK PTE LTD ( hereinafter called ‘the Agency’ ) for the remaining unfulfilled term, without prejudice to any other rights of the Landlord to claim against the Tenant for any other breaches of this agreement.	REIMBURSE COMMISSION FOR PREMATURE TERMINATION

(h)	It is expressly understood by the Landlord that the commission paid to the as the brokerage fee in this transaction has been fully earned for services rendered and there the Landlord shall have no claim against the Agency for a refund of the commission should the Tenant prematurely terminate the tenancy herein or for any other reasons.	COMMISSION FULLY EARNED

(i)	The Landlord shall on the written request of the Tenant made not less than THREE (3) months before the date of expiry of this tenancy, and if there shall not at the time of such request be any existing breach or any non-observance of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, at the expense of the Tenant, grant to the Tenant a tenancy of the said premises for a further term of Two (2) years from the date of expiry of this tenancy at a rent to be agreed based on the prevailing market rent but otherwise containing the like conditions, covenants and stipulations as are herein contained with the exception of this option for renewal.	RENEWAL CLAUSE

(j)	Any notice served under or in any way in connection with this Agreement shall be sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and shall be sufficiently served on the Landlord if delivered to the Landlord personally or sent to the abovementioned address by registered post. Any notice sent by registered post shall deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.	NOTICE

(k)	The waiver by either party of a breach of default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operates as a waiver of any breach or default of the other party.	WAIVER OF DEFAULTS

(l)	The stamp duty for stamping this Agreement shall be borne by the Tenant and shall be paid on the date of signing of this Agreement.	STAMP DUTY & LEGAL COST

(m)	This Agreement shall be subject to the laws of the Republic of Singapore.	GOVERNING LAW

Initials
Landlord	Tenant
Holee Pte Ltd	KK

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by the Landlord

(With Company stamp affixed where applicable)

Name	: Holee Pte Ltd	)
UEN No.	: 201222904N	)
/s/ Holee Pte Ltd

In the presence of :		)
Name	: Tay Soon Kiat	)
NRIC No.	: [***]	)
/s/ Tay Soon Kiat

SIGNED by the Tenant		)

(With Company stamp affixed where applicable))

Name	: All Best App Pte Ltd	)
UEN No.	: 202338637G	)
/s/ All Best App Pte Ltd

In the presence of :		)
Name	: Victor Koh	)
NRIC No.	: [***]	)
/s/ Victor Koh

Initials
Landlord	Tenant
Holee Pte Ltd	KK